Exhibit 10.3

[●], 2022

Roth CH Acquisition IV Co.

888 San Clemente Drive

Suite 400

Newport Beach, CA 92600

Tigo Energy, Inc.

655 Campbell Technology Parkway, Suite 150

Campbell, CA 95008

Re:	Company Holders Support Agreement

Ladies and Gentlemen:

This letter (this “Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Roth CH Acquisition IV Co., a Delaware corporation (“Acquiror”), ROCG IV Merger Sub Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Acquiror (the “Merger Sub”), and Tigo Energy, Inc., a Delaware corporation (the “Company”).

As of the date hereof, the undersigned stockholders of the Company (each, a “Company Stockholder”), collectively constituting the Requisite Company Stockholders, are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of Company Common Stock, shares of Company Preferred Stock, Company Options and Company Warrants indicated opposite each of their names on Schedule A attached hereto (all such Equity Interests, together with any Equity Interests of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Stockholder during the period from the date hereof through the termination of this Agreement are referred to herein as such Company Stockholder’s “Covered Shares”);

In order to induce Acquiror and the Company to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned Company Stockholders hereby agrees, severally and not jointly, with Acquiror and the Company as follows:

1.            Voting Obligations. During the period beginning on the date hereof and ending on the earliest to occur of (x) the Effective Time, and (y) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms (such period, the “Interim Period”), each Company Stockholder, solely in its capacity as a holder of Covered Shares, irrevocably and unconditionally agrees that, at any meeting of the Company’s stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), in connection with any written consent of the Company’s stockholders, in their capacities as such, such Company Stockholder shall, and shall cause any other holder of record of any of such Company Stockholder’s Covered Shares:

(a)            if and when such meeting is held, to appear at such meeting, in person or by proxy, or otherwise cause the Company Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)            to vote (or duly and promptly execute and deliver an action by written consent), or cause to be voted at such meeting (or cause such consent to be duly and promptly executed and delivered with respect to), in person or by proxy, all of such Company Stockholder’s Covered Shares owned as of the record date for determining holders entitled to vote at such meeting (or the record date for determining holders entitled to provide consent) in favor of the approval of the Merger Agreement and the transactions contemplated thereby(for purposes of this Agreement, the “Transaction Proposals”):

(c)            to vote (or duly and promptly execute and deliver an action by written consent), or cause to be voted at such meeting (or cause such consent to be duly and promptly executed and delivered with respect to), in person or by proxy, all of such Company Stockholder’s Covered Shares owned as of the record date for determining holders entitled to vote at such meeting (or the record date for determining holders entitled to provide consent) against the following actions or proposals:

(i)            any Acquisition Proposal;

(ii)            any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement, a Capital Raising Transaction or the transactions contemplated thereby);

(iii)            any change in the business, management or board of directors of the Company (other than in connection with the Transaction Proposals, the Merger Agreement or a Capital Raising Transaction); and

(iv)            any other action that is intended, or would reasonably be expected, to materially impede, interfere with or delay or postpone the consummation of, or otherwise adversely affect, any of the Transaction Proposals or any other transaction contemplated by the Merger Agreement or any Ancillary Agreement or result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company under the Merger Agreement or any Ancillary Agreement that would result in the failure of any condition set forth in Section 9.1 or Section 9.3 of the Merger Agreement to be satisfied, or result in a breach of any covenant, representation or warranty of the Company Stockholder contained in this Agreement.

Each Company Stockholder hereby agrees that it shall not commit, agree, or publicly propose any intention to take any action inconsistent with the foregoing.

The obligations of the Company Stockholders in this Paragraph 1 shall apply whether or not the board of directors of the Company or other governing body or any committee, subcommittee or subgroup thereof recommends the Transaction Proposals or any other matters necessary or advisable for consummation of the transactions contemplated by the Merger Agreement and the Ancillary Agreements (the “Transactions”), and whether or not such board or other governing body, committee, subcommittee or subgroup thereof changes, withdraws, withholds, qualifies or modifies, or publicly proposes to change, withdraw, withhold, qualify or modify, its recommendation with respect to the Transaction Proposals.

2.            Exclusivity. During the Interim Period, each Company Stockholder shall not take, nor shall it permit any of its controlled Affiliates, and shall direct its and their respective Representatives not to take, whether directly or indirectly, any action to (a) knowingly solicit or initiate any inquiries, indications of interest, proposal or offer by any third party with respect to an Acquisition Proposal, (b) furnish or make available to any third party information in respect of, or access to, the business, properties, assets or personnel of the Company or any of the Company’s Subsidiaries in connection with an Acquisition Proposal, or (c) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, in each case, except in connection with a Capital Raising Transaction. Each Company Stockholder shall, and shall cause its controlled Affiliates and shall direct its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal.

3.            Waiver of Certain Rights. Each Company Stockholder hereby irrevocably and unconditionally agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, the Company, any Affiliate of Acquiror or the Company or any designee of Acquiror or the Company acting in its capacity as director, officer or manager or in any similar capacity or any of their respective successors and permitted assigns relating to the negotiation, execution or delivery of this Agreement.

4.            Transfer Restrictions. During the Interim Period, except as expressly contemplated by the Merger Agreement, each Company Stockholder shall not, and shall cause any other holder of record of any of such Company Stockholder’s Covered Shares not to, Transfer, any such Company Stockholder’s Covered Shares. Notwithstanding the immediately preceding sentence, during the Interim Period, Transfers of Covered Shares that are held by any Company Stockholder or any of its Permitted Transferees (as defined below) that have entered into a written agreement contemplated by the proviso in this subsection are permitted:

(a)            to the Company Stockholder’s officers or directors, any Affiliates or family members of such Company Stockholder’s officers or directors, to any other Company Stockholder, the Acquiror, the Sponsor, any respective then-current directors, officers, members or partners of any other Company Stockholder, the Acquiror, or the Sponsor or their respective Affiliates, any Affiliates of any other Company Stockholder, the Acquiror or the Sponsor, or any employees of such Affiliates;

(b)            as a bona fide gift or gifts or in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such Person or to a charitable organization (other than with respect to any such gift for which the donor receives (A) equity interest of such donee or (B) such donee’s interests in the donor);

(c)            in the case of an individual, by will or other testamentary document or device or by virtue of laws of descent and distribution upon death of the individual;

(d)            for bona fide estate planning purposes;

(e)            in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement;

(f)            to a partnership, limited liability company or other entity of which the transferor and the immediate family of the transferor are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(g)            to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (a) through (f) above;

(h)            if the transferor is a corporation, partnership, limited liability company, trust or other business entity, (i) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the transferor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the transferor or affiliates of the transferor (including, for the avoidance of doubt, where the transferor is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution to members or stockholders of the transferor;

(i)            to the Company pursuant to any contractual arrangement that provides for the forfeiture of the transferor’s securities in connection with the termination of the transferor’s employment or other service relationship with the Company or an affiliated entity or the transferor’s failure to meet certain conditions set out upon receipt of such securities; or

(j)            in connection with the exercise of options, settlement of restricted stock units or other equity awards or exercise of warrants or other derivative securities, including (A) to satisfy tax withholding obligations in connection with the exercise of any such Equity Interests and (B) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of any such Equity Interests; provided, that that any Equity Interests received upon such exercise, vesting or settlement shall be subject to the applicable terms of this Paragraph 4.

provided, however, that (A) in the case of any Transfer pursuant to any of the foregoing clauses (b), (c), (d), (e), and (g), such Transfer does not involve a disposition for value; (B) in the case of any Transfer pursuant to any of the foregoing clauses (a) through (i), (1) the Person effecting such Transfer provides written notice of such Transfer to the Company at least two Business Days prior to effecting such Transfer, (2) the Covered Shares so Transferred will remain subject to this Agreement, and before such Transfer will be considered effective, each transferee will enter into a written agreement with the Acquiror and the Company, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the restrictions, and subject to the obligations, in this Agreement and the lock-up agreement, to be entered into in connection with the Closing, a substantially agreed form of which is attached as Exhibit C to the Merger Agreement (the “Lock-Up Agreement”), and (C) there will be no voluntary public disclosure or other voluntary announcement of such Transfer without the prior written consent of the Acquiror. Any Transfer in violation of the provisions of this Paragraph 4 shall be null and void ab initio and of no force or effect. Notwithstanding anything to the contrary in this Paragraph 4, this Agreement shall not prohibit the Company Preferred Conversion and the Company Warrant Exercise, in accordance with their terms prior to the Effective Time of the Merger.

5.            Other Covenants. Each Company Stockholder that is a party thereto hereby agrees that it shall deliver at the Closing to the Company and Acquiror a duly executed counterpart to (A) the Lock-Up Agreement, and (B) the amended and restated registration rights agreement to be entered into in connection with the Closing, a substantially agreed form of which is attached as Exhibit D to the Merger Agreement (the “Registration Rights Agreement”).

6.            Definitions. As used herein, the following terms shall have the respective meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

(a)            “Permitted Transferee” means each transferee contemplated by clauses (a) through (j) of Paragraph 4.

(b)            “Representative” means, with respect to any specified Person, any director, manager, officer, employee, agent, attorney, advisor or other representative of such specified Person.

(c)            “Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option to purchase or otherwise dispose of in any manner (including by merger, consolidation, division, operation of law or otherwise) or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security (including, for the avoidance of doubt, through a Transfer of equity securities in a Person who owns such security) or (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

7.            Entire Agreement; Amendment; No Reliance. This Agreement, the Merger Agreement and the other Ancillary Agreements constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto and any Permitted Transferee. Each Company Stockholder hereby acknowledges and agrees, on behalf of itself, its Affiliates and its Representatives, that, in connection with its entry into this Agreement and (if applicable) the Merger Agreement, the Ancillary Agreements and agreement to consummate the Transactions, none of the foregoing has relied on any representations or warranties of the Company or Acquiror except for those expressly set forth herein.

8.            Assignment. No Company Stockholder party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Company and Acquiror; provided, that no such assignment or delegation shall relieve any Company Stockholder of its obligations hereunder. The Company and Acquiror may not assign this agreement or any of its or their rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Paragraph 8 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties hereto and their respective successors, heirs, personal representatives, permitted assigns and, in the case of the Company Stockholders, Permitted Transferees.

9.            No Third-Party Beneficiaries; No Ownership Interests. Nothing in this Agreement shall be construed to confer upon, or give to, any Person (other than the parties and their successors, heirs, personal representatives, permitted assigns and, in the case of the Company Stockholders, Permitted Transferees) hereto any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, and their respective successors, heirs, personal representatives, permitted assigns and, in the case of the Company Stockholders, Permitted Transferees. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidents of ownership of or with respect to the Company Stockholder’s Covered Shares. All rights, ownership and economic benefits of and relating to the Company Stockholder’s shall remain vested in and belong to such Company Stockholder, and Acquiror shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct any Company Stockholder in the voting or disposition of any of such Company Stockholder’s Covered Shares, except as otherwise provided herein.

10.            Captions; Counterparts. The headings and captions in this Agreement are for convenience of reference only and shall not be considered a part of, modify or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

12.            Governing Law; Jurisdiction; Waiver of Jury Trial; Enforcement. Section 11.13 (Jurisdiction; Waiver of Jury Trial) and Section 11.14 (Enforcement) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

13.            Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.3 (Notices) of the Merger Agreement to the Company Stockholder at the address listed beside the Company Stockholder’s signature below.

14.            Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, (a) upon the valid termination of the Merger Agreement; (b) the effective time of the Merger; (c) upon the amendment, waiver, or modification of any term of the Merger Agreement, or the granting of consent thereunder, that is materially adverse to the interests of the undersigned Company Stockholder without such Company Stockholder’s prior written consent; or (d) as mutually agreed in writing by the parties to this Agreement; provided, that no such termination shall relieve any party hereto from any liability resulting from its pre-termination willful breach of this Agreement.

15.            Representations and Warranties. Each Company Stockholder hereby represents and warrants (severally and not jointly) to Acquiror and the Company as to itself (and not to any other Company Stockholder) as follows:

(a) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational actions on the part of such Person;

(b) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c) this Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(d) the execution and delivery of this Agreement by such Person do not, and the performance by such Person of its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent, waiver or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Covered Shares), in each case, to the extent such consent, waiver or approval or other action (or omission of which action) would prevent, enjoin or delay the performance by such Person of its obligations under this Agreement;

(e) there is no Action pending or, to the knowledge of such Person, threatened against such Person before (or, in the case of a threatened Action, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges all or any part of this Agreement or any of the transactions contemplated hereby or seeks to, or would reasonably be expected to, prevent, enjoin or delay the performance by such Person of its obligations under this Agreement;

(f) no investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Company Stockholder, on behalf of the Company Stockholder;

(g) such Person has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax, legal and other advisors and such Person is a sophisticated investor and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the transactions contemplated hereby and has independently and without reliance upon Acquiror, Merger Sub, the Company, or the Stockholder Representative and based on such information as such Person has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Person acknowledges that Acquiror, Merger Sub, the Company, and the Stockholder Representative have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Person acknowledges that the agreements contained herein with respect to the Covered Shares held by such Person are irrevocable;

(h) such Person has not entered into, and will not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder;

(i) such Person has good and valid title to the number of Covered Shares set forth opposite such Person’s name in the columns titled “Company Common Stock,” “Company Preferred Stock,” “Company Options” and “Company Warrants” in Schedule A hereto, and there exist no Lien or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities other than transfer restrictions under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) affecting any such securities, other than pursuant to (A) this Agreement, (B) the Bylaws of the Company, as amended from time to time (C) the Seventeenth Amended and Restated Certificate of Incorporation of the Company, dated May 23, 2022, as amended by the Certificate of Correction dated May 25, 2022, (D) the Eleventh Amended and Restated Investor’s Rights Agreement, dated May 23, 2022, between the Company and the parties listed on Exhibit A thereto, (E) the Eleventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated May 23, 2022, by and among the Company and the parties listed on Exhibit A and Exhibit B thereto, (F) the Twelfth Amended and Restated Voting Agreement, dated May 23, 2022, by and among the Company and the parties listed on Exhibit A and Exhibit B thereto, (G) the Merger Agreement, (H) the Lock-Up Agreement, or (I) any applicable securities Laws;

(j) the shares of Company Common Stock, shares of Company Preferred Stock, Company Options and Company Warrants listed on Schedule A are the only equity securities in the Company (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of Acquiror) owned of record or beneficially by such Person as of the date hereof and as of immediately prior to the consummation of the Transactions on the Closing Date and such Person (or such Person’s general partner or managing member) has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) such Equity Interests and none of such Equity Interests is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Equity Interests, except as provided in this Agreement; and

(k) such Person is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Acquiror (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

16.            Equitable Adjustments. If, and as often as, there are any changes in the Company Common Stock, Company Preferred Stock, Company Options or Company Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Common Stock, Company Preferred Stock, Company Options or Company Warrants, each as so changed; provided, however, that this Paragraph 16 shall not (a) be construed to permit any Company Stockholder to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement or (b) apply to any other transactions expressly contemplated by this Agreement, the Merger Agreement, or any Ancillary Agreement to the extent consummated in accordance with the terms contemplated by this Agreement, the Merger Agreement and/or such Ancillary Agreement, as applicable.

17.            Interpretation. Section 1.2 (Construction) and Section 11.6 (Expenses) of the Merger Agreement are incorporated herein by reference, mutatis mutandis. Wherever this Agreement uses “it”, “its” or derivations thereof to refer to a natural person or Company Stockholder, such references shall be deemed references to “her”, “him” or “his”, as applicable.

18.            Updates to Schedule A. During the Interim Period, each Company Stockholder shall promptly notify the Company of any increase, decrease or other change in the number of shares of Company Common Stock, shares of Company Preferred Stock, Company Options or Company Warrants or other Covered Shares held by or on behalf of such Company Stockholder (for the avoidance of doubt, such Company Stockholder acknowledges and agrees that Paragraph 4 prohibits all Transfers of its Covered Shares during the Interim Period except to Permitted Transferees). Promptly following each such notification, the Company shall update, or cause to be updated, Schedule A to reflect the applicable changes as they relate to shares of Company Common Stock, shares of Company Preferred Stock, Company Options or Company Warrants (in the case of an Interim Period change) or other Covered Shares, and such updated Schedule A shall control for all purposes of this Agreement (unless and until it is later updated in accordance with this Paragraph 18). Any update to Schedule A in accordance with this Agreement shall not be deemed an amendment to this Agreement for purposes of Paragraph 7.

19.            Further Assurances. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict the ability of each Company Stockholder to enforce its rights under this Agreement or any other Ancillary Agreement to which such Company Stockholder is a party or seek any other remedies with respect to any breach of this Agreement or such other Ancillary Agreement by any other party hereto or thereto, including by commencing any Action in connection therewith.

20.            Disclosure. Each Company Stockholder hereby authorizes each of the Company and Acquiror to publish and disclose, in any announcement, filing or disclosure required to be made by any Governmental Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, each Company Stockholder’s identity and ownership of Covered Shares and each Company Stockholder’s obligations under this Agreement.

21.            Acknowledgement. Each Company Stockholder understands and acknowledges that the Company’s and Acquiror’s willingness to enter into the Merger Agreement was conditioned upon and materially induced by each Company Stockholder’s execution and delivery of this Agreement and performance of its obligations hereunder.

22.            No Agreement as Director or Officer. Notwithstanding any provision of this Agreement to the contrary, each Company Stockholder is signing this Agreement solely in its capacity as a shareholder of the Company. No Company Stockholder makes any agreement or understanding in this Agreement in such Company Stockholder’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee (“Related Parties”) of such Company Stockholder) as a director, officer or employee of the Company or any of its Subsidiaries (if such Company Stockholder holds such office or position) or in any Company Stockholder’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee of such Company Stockholder) as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Agreement will limit or affect any actions or omissions taken by a Company Stockholder in his or her capacity as a director or officer of the Company or any of its Subsidiaries, and no actions or omissions taken in any Company Stockholder’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Company Stockholder from exercising his or her fiduciary duties as an officer or director to the Company or its equityholders. No Company Stockholder shall be responsible for the actions of the Company or the Board of Directors of the Company (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing and such Company Stockholder makes no representations or warranties with respect to the actions of any of the foregoing.

23.            Non-Recourse. Each party to this Agreement agrees, on behalf of itself and its Related Parties, that all actions (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement; (b) the negotiation, execution or performance of this Agreement; (c) any breach or violation of this Agreement; and (d) any failure of any of the transactions contemplated by the Merger Agreement to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement and in accordance with, and subject to the terms and conditions of, this Agreement. Notwithstanding anything in this Agreement, each party to this Agreement agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or in connection with any of the transactions contemplated by the Merger Agreement will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), in each case, except for claims that any Company Stockholder or Acquiror, as applicable, may assert against the other Company Stockholder or Acquiror, as applicable, solely in accordance with, and pursuant to the terms and conditions of, this Agreement. Notwithstanding anything to the contrary in this Agreement, no Related Party will be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages that may be alleged as a result of this Agreement or any of the transactions contemplated by the Merger Agreement, or the termination or abandonment of any of the foregoing.

24.            Several and Not Joint Obligations. The representations, warranties, covenants, agreements, obligations and liability of the Company Stockholders party to this Agreement shall be several, and not joint. Notwithstanding any other provision of this Agreement, in no event will any Company Stockholder be liable for any other Person’s breach of such other Person’s representations, warranties, covenants, or agreements contained in this Agreement, the Merger Agreement or any other Ancillary Agreement.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY STOCKHOLDERS:

Alon Ventures, LLC

By:
Name:
Title:

Address
Attention:
Email:

[Signature Page to Company Holders Support Agreement]

Generation IM Climate Solutions Funds, L.P

By:
Name:
Title:

Address
Attention:
Email:

[Signature Page to Company Holders Support Agreement]

Energy Growth Momentum II LP

By:
Name:
Title:

Address
Attention:
Email:

[Signature Page to Company Holders Support Agreement]

Clal Industries Ltd.

By:
Name:
Title:

Address
Attention:
Email:

[Signature Page to Company Holders Support Agreement]

TIGO SPV LP

By:
Name:
Title:

Address
Attention:
Email:

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ACQUIROR:

ROTH CH ACQUISITION IV CO.

By:
Name:
Title:

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

TIGO ENERGY, INC.

By:
Name:
Title:

[Signature Page to Company Holders Support Agreement]